UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 8, 2008 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 1.01	Entry into a Material Definitive Agreement.

Conversion of US Dollar Denominated Debt

On January 8, 2008, Nu Skin Enterprises, Inc. (the “Company”) converted $20 million of existing US dollar denominated debt into Japanese yen denominated debt at an exchange rate of 108.5 yen to the dollar. The existing US dollar debt had been evidenced by a Series E promissory note in the principal amount of $25 million bearing an interest rate of 6.14% (previously filed with the Commission as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated January 19, 2007). Two new replacement notes were issued in exchange for the original $25 million Series E promissory note: (a) a note in the principal amount of 2,170,000,000 Japanese yen, bearing an interest rate of 3.275% payable semi-annually (the “Series EE Note”); and (b) a note in the principal amount of US $5 million, bearing an interest rate of 6.14% payable semi-annually (the “Series E Note”). The Series E Note and the Series EE Note are collectively referred to as the “Notes.” The final maturity date of the Notes is January 20, 2017 and principal payments are required annually beginning on January 20, 2011 in installments of 310,000,000 Japanese Yen and US $785,714, respectively. The Series EE Note and the Series E Note (the “Notes”) are both subject to the terms of the $205 million Private Shelf Agreement entered into between the Company and Prudential Investment Management, Inc. (“Prudential”) on August 26, 2003 as amended from time to time.

The Notes are attached as Exhibits 99.1 and 99.2 to this report and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Notes (as such term is defined above) is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibit.

99.1	Nu Skin Enterprises, Inc. Series E Senior Note Nos. E-6 dated July 20, 2007.

99.2	Nu Skin Enterprises, Inc. Series E Senior Note Nos. EE-1 dated January 8, 2008.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date:    January 14, 2008

EXHIBIT INDEX

Exhibit No..	Exhibit Description

99.1	Nu Skin Enterprises, Inc. Series E Senior Note Nos. E-6 dated July 20, 2007.

99.2	Nu Skin Enterprises, Inc. Series E Senior Note Nos. EE-1 dated January 8, 2008.